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                                                                   EXHIBIT 2.1

                            AGREEMENT FOR PURCHASE AND SALE
                                      OF STOCK OF
                                STANLEY DESANTIS, INC.
                               A CALIFORNIA CORPORATION



    THIS AGREEMENT FOR PURCHASE AND SALE OF STOCK ("AGREEMENT") is entered into this 31st day of December, 1996, by and between STANLEY DESANTIS, INC., a California corporation ("COMPANY"), and OSP Publishing, Inc., a Delaware corporation ("SELLER") with reference to the following facts:

    A. Seller owns fifty-one percent (51%) (five hundred and ten shares) of the outstanding common stock (the "STOCK") of Company.

    B. Seller now desires to sell and Company desires to redeem and purchase from Seller all of the Seller's Stock for the Purchase Price (as herein defined), and in accordance with the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

    1.   PRIOR AGREEMENT.

         Upon the payment in full of all obligations by Company to Seller pursuant to this Agreement, any and all prior agreements between Company and Seller, and any of Seller's agents, subsidiaries, employees, directors or agents, are hereby terminated.

    2.   PURCHASE AND SALE OF STOCK.

        2.1 Subject to the terms and conditions set forth herein, Seller hereby sells, transfers and assigns to Company and Company hereby acquires, accepts, purchases and redeems from Seller, all of Seller's right, title and interest in and to the

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Stock and for other inter-company payables between Seller and Company for the total sum of One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000.00) (the "PURCHASE PRICE").

         2.2 Concurrent with the Closing (as that term is defined herein), of the transaction contemplated by this Agreement, Company shall deliver a cashier's check or wire transfer to Seller's counsel Samaha, Grogin & Stulberg Attorney-Client Trust Account in the amount of Four Hundred Seventeen Thousand Dollars ($417,000.00) and a One Million One Hundred Fifty-Eight Thousand Dollar ($1,158,000.00) Promissory Note in the form of Exhibit "2.2" hereto ("Promissory Note").

         2.3 The Purchase Price set forth in paragraph 2.1 above shall be allocated by the parties as provided for on the Schedule of Allocation set forth on Schedule 2.3

    3.   CANCELLATION OF THE NOTE.

         Concurrent with the payment in full of the Promissory Note provided for in paragraph 2.2 of this Agreement, Seller shall deliver to the Company the Promissory Note with a written notation, "This Promissory Note has been paid in full," affixed to the face of the Promissory Note and signed by an officer authorized by Seller.

    4.   RESIGNATION.

         Effective with the payment of the Promissory Note, Seller shall cause the resignation of Michael Malm and Joseph Angard as directors of Company. Upon the execution of this Agreement, Michael Malm and Joseph Angard shall execute and deliver their written resignations, as set forth on Schedule "4," which shall be held in trust by Seller's counsel and shall be delivered to Company's counsel at such time as said Promissory Note is paid in full.

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    5.   PROMISSORY NOTE.

         5.1 The Promissory Note referred to herein shall provide for the payment of One Million One Hundred Fifty-Eight Thousand Dollars
($1,158,000.00) on or before February 28, 1997.

    6.   THE STOCK.

         Concurrently with the Closing, Seller shall tender Five Hundred Ten shares (510) shares of the Common Stock of Company represented by Stock Certificate Numbers 7, 9 and 10, endorsed in blank, or a lost stock certificate affidavit in a form reasonably satisfactory to Company evidencing its entire ownership interest in and to all of the Stock and shall execute and deliver such other documents as may be reasonably necessary under applicable laws to consummate a transfer and redemption of the Stock.

    7.   CLOSING DATE.

         The Closing shall occur on or before 4:30 p.m. on December 31, 1996, at the Law Offices of Katz, Hoyt, Seigel & Kapor, 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025 (the "CLOSING").

    8.   RELEASES.

         Except for the specific obligations, representations and warranties of the parties pursuant to this Agreement, or any other document or instrument to be delivered in connection with this Agreement, and except as otherwise provided herein, Company, on the one hand, and Seller on the other hand, for itself and for its agents, servants, employees, shareholders, subsidiaries, officers, directors, attorneys, accountants, agents, successors, and assigns, forever release and discharge each and all of the other parties hereto, and their respective agents, servants, employees, shareholders, subsidiaries, officers, directors, attorneys, accountants, agents, successors, and assigns, from any and all claims, demands, debts, liabilities, accounts, obligations, costs, damages, losses, expenses, liens, actions or causes of action, rights of indemnity (legal or equitable), rights to subrogation,

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rights to contributions and remedies of any nature whatsoever (collectively the "CAUSES OF ACTION"), know or unknown which each of the parties had, now has or has acquired at any time prior to the date of the execution of this Agreement, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, damages, demands and causes of action, known or unknown, suspected or unsuspected, by each of them, including specifically but not exclusively and without limiting the generality of the foregoing: (i) outstanding receivables and payables between Company and Seller; (ii) the Company's past, present and future profits; or (iii) arising out of or in any way connected with any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, relating to any act or omission by or on the part of any party committed or omitted prior to the date hereof.

    9.   WAIVER OF CIVIL CODE Section 1542.

         The parties acknowledge that a risk exists that subsequent to the execution of this Agreement, each party may incur or suffer losses, damages or injuries which are in some way caused by circumstances or events referred to above, but which were unknown or unanticipated at the time this Agreement was executed. Each party does hereby assume the foregoing risks and agrees that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated, and on the advice of counsel, each party does knowingly waive any and all rights and protections under California Civil Code Section 1542, which section has been duly explained and reads as follows:

         A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    10.  REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller makes the following representations and warranties (which representations and warranties shall survive the execution

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of this Agreement), each of which (i) is material and is being relied upon by
Company; (ii) is true in all material respects as of the date hereof; and
(iii) shall be true as of the date of the Closing Date:

         10.1 Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         10.2 Seller is the sole owner of the Stock, free and clear of all liens, encumbrances, claims, rights, demands, agreements and covenants.

         10.3 Seller has entered into no commitments or agreements with any governmental or nongovernmental person or entity affecting the Stock.

         10.4 Neither this Agreement, nor any document or instrument to be delivered hereunder, including but not limited to the transfer, assignment and sale of the Stock violates or shall violate any oral or written contract or agreement to which Seller is a party.

         10.5 Seller has all requisite power and authority to enter into, execute and deliver this Agreement and all other documents and instruments to be executed by Seller in connection herewith and to transfer, convey and sell to Company and the Stock.

         10.6 Seller is the sole owner of, and has not previously assigned or transferred any of its Causes of Action against the Company.

         10.7 Seller and its officer, directors, shareholders, employees, agents, assigns, and anyone acting in concert therewith shall not interfere in any way with the operation and management of the Company.

         10.8 Seller is not relying upon any representation or warranties, oral, written or otherwise, with respect to the transaction which is contemplated herein except as may be expressly set forth herein.

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         10.9  Between the execution of this Agreement and the payment of the
Promissory Note, Seller will not take any action which intentionally and directly lessens the monetary value of the Stock.

         10.10 Seller has entered into no contract arrangement or understanding with any broker, finder or similar agent with respect to the transaction contemplated by this Agreement.

    11.  REPRESENTATIONS AND WARRANTIES OF COMPANY.

         Company makes the following representations and warranties (which representations and warranties shall survive the execution of this Agreement), each of which (i) is material and is being relied upon by Seller;
(ii) is true in all material respects as of the date hereof; and (iii) shall be true as of the date of the Closing.

         11.1 Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         11.2 Company has all requisite power and authority to enter into, execute and deliver this Agreement and all of the documents and instruments to be executed in connection herewith and to perform fully their obligations hereunder and thereunder.

         11.3 Neither this Agreement, nor any document or instrument to be delivered hereunder, including but not limited to the transfer, assignment and sale of the Stock to Company, violates or shall violate any oral or written contract or agreement to which Company is a party.

         11.4 Company is the sole owner of, and has not previously assigned or transferred any of its Causes of Action against Seller.

         11.5 Company has not entered into any contract, arrangement or understanding with any broker, finder or similar agreement with respect to the transaction contemplated by this Agreement.

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         11.6  Company shall not and will not incur, except contemporaneously with the payment of the Promissory Note, any obligations outside of the ordinary and regular course of its operations consistent with its past business practices.

    12.  SELLER'S INDEMNIFICATION.

         Seller shall indemnify, defend and hold the Company, its shareholders, directors, officers, employees, agents, attorneys, accountants, successors and assigns, harmless from and against any and all claims, suits, damages, losses, expenses, costs, obligations, liabilities, recoveries and deficiencies, including without limitation, interest, penalties and attorneys' fees and disbursements of all foreseeable and unforeseeable consequential damages that they, or any of them, shall incur or suffer, and that arise or result directly or indirectly from any breach of this Agreement or any document or instrument executed in connection herewith.

    13.  BUYER'S INDEMNIFICATION.

         The Company shall indemnify, defend, and hold Seller, its shareholders, directors, officer, employees, agents, attorneys, accountants, successors and assigns, harmless from and against any and all claims, suits, damages, losses, expenses, costs, obligations, liabilities, recoveries and deficiencies, including without limitation, interest, penalties and attorneys' fees and disbursements, of all foreseeable and unforeseeable consequential damages that they, or any of them, shall incur or suffer, and that arise or result directly or indirectly from any breach of this Agreement or any document or instrument executed in connection herewith.

    14.  BOARD OF DIRECTORS MEETING.

         If the Four Hundred Seventeen Thousand Dollar ($417,000.00) payment set forth in paragraph 2.2 above is not made on or before 4:30 p.m. on December 31, 1996, there shall be a Company Board of Directors meeting on December 31, 1996, at 5:00 p.m. at Duff & Phelps, located at 2029 Century Park East, Suite

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820, Los Angeles, California 90067.  If the Promissory Note (Exhibit 2.2) is
not paid on or before 4:30 p.m. on February 28, 1997, there shall be a Company Board of Directors meeting on February 28, 1997, at 5:00 p.m. at Duff & Phelps.

    15.  NOTICES.

         All notices, requests and other communication hereunder shall be in writing and shall be delivered by courier or other means of personal service or sent by overnight mail or registered or certified mail, return receipt requested, addressed to:

         If to Company:      Stanley DeSantis, Inc.
                             Attn:  Stanley DeSantis
                                    and Richard Hart
                             10615 Vanowen Street
                             Burbank, CA  91505

         With copy to:       Jeffrey H. Kapor, Esq.
                             Katz, Hoyt, Seigel & Kapor LLP
                             11111 Santa Monica Boulevard
                             Suite 820
                             Los Angeles, CA 90025-3342

         If to Seller:       OSP Publishing, Inc.
                             Attn:  Michael Malm
                                    and Joseph Angard
                             5548 Lindbergh Lane
                             Bell, CA  90201

         With copy to:       Jeffrey P. Grogin, Esquire
                             Samaha, Grogin & Stulberg LLP
                             911 East Colorado Blvd.
                             Third Floor
                             Pasadena, CA 91106-1700

         All notices, requests and other communication shall be deemed given on the date of delivery if given by personal service (with confirmation notice) or if sent by overnight mail or registered mail, return receipt requested, upon delivery to the

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address set forth above.  Any party may change their address for notices, requests and other communication by giving notice in the manner specified above.

    16.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    17.  SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties and their respective successors, assigns and legal representatives.

    18.  GOVERNING LAW.

         This Agreement is to be governed by and construed in accordance with the laws of the State of California. Any suit brought herein shall be brought in any State or Federal Court located in Los Angeles, California, and all parties hereto waive any claim or defense that such forum is not convenient or proper.

    19.  ATTORNEYS' FEES.

         In the event suit is commenced to enforce this Agreement or otherwise related to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith.

    20.  INTERPRETATION.

         The parties each agree that each of them and their respective counsel have reviewed carefully this Agreement and participated in its negotiation and preparation. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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    21.  CAPTIONS.

         The captions and headings used in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

    22.  FINAL AGREEMENT.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and therein, and supersedes all prior agreements, representations and understandings of the parties.

    23.  NO MODIFICATION.

         No modification or amendment hereof shall be of any force or effect unless in writing and executed by all the parties hereto.

    24.  FURTHER ASSURANCES.

         The parties shall take such action and execute and deliver such further documents as may be reasonably necessary or appropriate to effectuate the intentions of this Agreement.

    25.  EXPENSES.

         Each party shall bear all of its own costs and expenses incurred in connection with the transaction contemplated herein.

    26.  GUARANTY.

         Company shall cause its President and sole shareholder to execute a Non Recourse Continuing Personal Guaranty in the form of Schedule 26.

    27.  TELECOPY TRANSMISSION.

         A signature required under this Agreement and any of the related agreements contemplated by the parties to be executed in conjunction with this Agreement may be executed by facsimile with

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the originals to be delivered within five (5) business days of the Closing.
The facsimile signature can be relied upon and used with the same force and effect as though it were an original.


    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  "SELLER"
                                  OSP Publishing, Inc.


                                  By: /s/ MICHAEL MALM
                                      ----------------
                                      Michael Malm, President

                                  "COMPANY"
                                  STANLEY DESANTIS, INC.


                                     /s/ STANLEY DESANTIS
                                     --------------------
                                     Stanley DeSantis, President

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